                                                                    Exhibit 10.8

              Confidential treatment has been requested for portions of this document. Deleted portions are identified with a dotted line under the deleted information.

                                 TECHNOLOGY TRANSFER

                                         AND

                                 LICENSE AGREEMENT

                                         FOR

                              Ni-Zn BATTERY TECHNOLOGY

                                       BETWEEN

                        XIAMEN DAILY-USED CHEMICALS CO., LTD.

                             NAN YA PLASTICS CORPORATION

                             ENERGY RESEARCH CORPORATION

                                 FEBRUARY 21, 1998

                      TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into this 21st day of February, 1998, by and between the JOINT VENTURE, a China corporation having a place of business in Xiamen, Fujian, China (hereinafter "JV") owned jointly by the XiAMEN DAILY-USED CHEMICALS Co., LTD. (XDC of China located in 722 Xiahe Road, Xiamen, Fujian, China and NAN YA PLASTICS Corporation of Taiwan (NAN YA) located in 201, Tung Hwa N. Road, Taipei, Taiwan and ENERGY RESEARCH CORPORATION, a New York corporation having a place of business at 3 Great Pasture Road, Danbury, CT 06813 (hereinafter "ERC").

                                    INTRODUCTION

     ERC has developed certain technology and technical know-how for a sealed Nizn battery including technology for a fibrillated electrode, an improved zinc electrode, and a light-weight nickel electrode that uses graphite. ERC has represented to JV that such technology has been used to develop a NiZn battery and has demonstrated and described this technology (subject to non-disclosure agreements) to representatives of XDC and NAN YA and XDC and NAN YA have determined to their satisfaction that they wish the JV to acquire the technology substantially as described.

     JV wishes to commercialize a NiZn battery using the know-how of ERC and for that purpose wishes to enter into the license for such know-how set forth below. ERC, in consideration of the payments and obligations described below, wishes to enter into the license of its know-how to JV as set forth below for the purpose of allowing JV to make, have made and sell or otherwise commercialize a NiZn battery for certain uses and in certain territories as described below.

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below and intending to be legally bound, the parties agree as follows:

                      I. DEFINITION AND SCOPE OF THE AGREEMENT

     As used in this Agreement, the following terms shall have the following respective meanings which are intended to define the scope of the Agreement:

     1.1 "JV" shall mean an entity which XDC and NAN YA have formed as a joint venture, company or partnership.

     1.2  "Effective Date" is the date set forth above, i.e., February 21, 1998.

     1.3 "ERC Facility" shall mean the ERC facility located at 3 Great Pasture Road, Danbury, CT 06813.

     1.4 "ERC Know-How" shall mean all of the technical information, know-how, inventions (whether patented or not), trade secrets, and other technical, engineering and design information and data, including without limitation, all processes and techniques owned by ERC or in which ERC acquires a licensable interest, during the term of this Agreement, useful for the commercial manufacture of NiZn batteries within the Field, such as designs, drawings, blueprints, flow sheets, reports, manuals, specifications, process descriptions, operating procedures, materials and parts fists and other written or printed materials that are owned by ERC and which may be useful or helpful to JV in the development and production of NiZn batteries within the Field.

     1.5 "Field Of the Agreement" or "Field" means the manufacture, use and sale, lease or other transfer of NiZn batteries for electric or electric or hybrid electric vehicles (i.e. vehicles powered solely by electricity but which may rely on other means of providing electric power in addition to storage batteries), including on the road passenger cars, trucks and buses, provided however, that for the purpose of this Agreement, electric vehicles do not include any two and three wheel vehicles, motor bikes and trikes, rickshaw, industrial traction equipment, lawn care equipment, and off-road recreational vehicles, regardless of how they may be powered. Examples of recreational vehicles are golf carts, boats and all terrain vehicles (ATVs).

     1.6  "Licensed Technology" shall  mean ERC Know-How.

     1.7 "Licensed Territories" means the Exclusive License Territory and Non-Exclusive Territory. The "Exclusive Licensed Territory" shall mean Mainland China, Taiwan, Hong-Kong, and Macao and the 'Non-Exclusive Licensed Territory"., shall mean the other countries of Southeast Asia listed in Appendix A.

     1.8 "Net Sales" means the sum of all sales at the Net Selling Price of the NiZn batteries in the Field.

     1.9 "Net Selling Price" means the gross invoice Price of NiZn batteries manufactured by the JV hereunder and then sold by the JV in the Field in arms length commercial transactions in the ordinary course of business, without any deduction other than returns, rebates and refunds actually given and the following items of expense to the extent to which they are actually given or paid and expressly included in the gross invoice price-

     1.         Sales discounts;
     2.   Transportation insurance premiums
     3.   Transport expenses on sales.

     For the purpose of computing the Net Selling Price for sales or other transfers of the NiZn batteries to affiliates of the JV that do not represent arms length commercial transactions in the ordinary course of business, the Net Selling Price shall be unanimously determined by XDC, NAN YA and ERC.

     1.10 "Party" means the JV or ERC, or when used in the plural, JV and ERC.

                                  II LICENSE GRANT

     2.1  License.  ERC hereby grants to the JV, during the term stated in
Section 6. 1, an exclusive (even against ERC) license to use the Licensed Technology solely within the Licensed Territory and within the Field, subject to and in accordance with the terms and conditions of this Agreement; provided, however, the foregoing license shall convert to a non exclusive license upon JV's or ERC's election under Section 5.2. The JV, XDC and NAN YA agree that ERC owns and retains all rights in the Licensed Technology, that the JV receives only those rights expressly granted to it in this Agreement, and that the JV shall make no use of any trade names or marks of ERC without ERC's express written consent.

     2.2 New Developments. During the period that the license granted the JV under Section 2.1 remains exclusive, ERC or its assigns shall promptly from time to time, but at least once a year, disclose to the JV any ERC or its assigns Know-How or patents arising or issued after the Effective Date hereof and not previously disclosed to the JV and if reasonably requested by the JV, provide the JV from time to time with a list of all patent applications filed by ERC relating in any way to the Field. Similarly, during the exclusive period, the JV shall promptly disclose to ERC or its assigns any inventions, discoveries, know-how, technical information, improvements or other developments, whether or not patentable, relating to the Licensed Technology that it develops or in which it acquires a licensable interest during the term of this Agreement; and ERC or its assigns shall have a worldwide, perpetual royalty-free license to use these new developments, for all purposes outside the Licensed Territory.

     2.3 Compliance with Law. The JV shall comply with all applicable laws and regulations when using the Licensed Technology, including any applicable U.S. export control laws, and shall take all steps required to record and authenticate this Agreement, or otherwise render it valid and enforceable, within the Licensed Territory.

     2.4  Other Agreements.  During the period that the License granted under
Section 2.1 remains exclusive, ERC will not work with any other entity in the Field in the Exclusive Licensed Territory.

                                   III.  PAYMENTS

     3.1 Total Payments. Total payments for the Licensed Technology (excluding royalties) is $5 million U.S. dollars. This amount is to be paid in U.S. currency in three installments as defined below. These payments, and all royalty payments due under Part V, shall be net of any applicable taxes, withholdings, duties or the like owed by the JV or ERC (excluding only income or corporate excise taxes imposed by the U.S. and its states and instrumentalities); thus all payments made to ERC shall be grossed up as needed to ensure that the net amounts actually received by ERC will not be less than the amount it would have received if such taxes and the like were not required to be paid.

     3.2 First Payment. The first payment, in the amount of $1.5 million, is to be made within 30 days of signing of the license agreement.

     3.3 Second Payment. The second payment of $2.0 million is to be made within 30 days upon satisfactory completion of the Test Program as defined in Appendix B. In the event the Test Program is not completed satisfactorily, ERC will return $1.3 million to the JV within 30 days after all batteries sent to the JV are returned to ERC in their original sealed state and all test data obtained by the JV are also returned.

     3.4 Final Payment. The final payment of $1.5 million is to be made after duplication of the battery and the battery test results by JV based on the Licensed Technology at its facilities. At ERC's option, all or part of the final payment may be used to buy an equity interest in the JV. In the event the JV is
capitalized at less than {     ***      } (based on cash contributions), ERC
shall have the right to buy an equity interest greater than {     ***      }% or
to purchase a {  ***  }% interest and receive the balance in cash. For example,
if the cash capitalization of the JV is ${     ***      }, ERC, at its option
could purchase a {     ***      }% equity position, or alternatively, buy a {
***      }% equity position and receive $ {     ***      } in cash. If the ERC
buys its equity right after Second Payment is made, ERC is obligated to pay interest to JV at a fixed interest rate on the amount of the equity it buys until Final Payment. The interest rate will. be unanimously determined by JV and ERC through good faith negotiation and based on prevailing bank rates at the time.

     3.5 The Licensed Technology will be transferred to the JV for use in the Field pursuant to this license agreement, after completion of activities described in Section 3.3 and Appendix B.(See Article IV - Technology Transfer)

                               IV. TECHNOLOGY TRANSFER

     4.1     Upon the satisfactory conclusion of the Test Program under Section
3.3 and Appendix B, ERC shall transfer all know-how as described in Section 1.4 to the JV for its use in the Field pursuant to this license agreement. Such transfer shall take place at ERC Facilities in Danbury, CT to persons designated
by the JV. ERC will provide up to {     ***      } man hours to the transfer
process at no cost to the JV. Persons designated by the JV will have access to all personnel and equipment at ERC's Danbury facility to facilitate the transfer.

     4.2 In the event final payment is not made under Section 3.4 by the JV, the JV and XDC and NAN YA will return all information received under Section 4.1 or from prior disclosures. The JV, XDC and NAN YA agree not to use the Licensed Technology for any purpose and ERC shall have the right to determine by any means that the Licensed Technology is not being used.

                                    V. ROYALTIES

     5.1     Royalty Payments. As additional consideration for the license
granted herein, the JV shall pay to ERC a {     ***      } royalty on the Net
Sales of NiZn batteries it
manufactures or has manufactured and sells in the Field for a period of {
***      } beginning from the first commercial sales. The royalty payments will commence with the product sales and will be payable quarterly 30 days after the close of each calendar quarter in which products subject to royalty are sold Royalties shall be payable in U.S. Dollars; where it is necessary to convert from Renminbi to Dollars for this purpose, the exchange rate will be determined by the rate published by the State Administration of Exchange Control, )Xiamen Branch, P.R. China for the last day of the quarter for which payment is due.

     5.2 Change to Non-Exclusive License. Either the JV or ERC may cause the license in the Exclusived Territory to become non-exclusive. In no event can
this exclusive license become non-exclusive before {     ***      }. If either
party notifies the other after that date to change the license to become
non-exclusive, the royalty rate shall become {     ***      }% in all Licensed
Territories.

     5.3 Royalty Records and report. The JV shall keep accurate, detailed records and books of account containing all information reasonably required to compute and verify royalties due under this Agreement. These records shall include information concerning sales by both the JV and its affiliates and shall be maintained for at least five (5) years after the year to which they relate. When rendering payment of the foregoing royalties, the JV shall provide ERC with a written report showing the calculation of the royalty, the number of products to which the royalty is applicable and their Net Selling Price. At its expense, ERC may, by its designated independent public accountants, audit once annually all JV royalty records and books to confirm the accuracy of the JV's calculations of the Net Selling Price and royalties due; provided however, that in the event such an audit discloses that the actual royalty amount due under this Agreement for the applicable period is more than five percent (5%) greater than the royalty amount reported by the JV for such period, the JV shall pay the reasonable costs of such audit incurred by ERC.

                       VI. DEFAULT, TERMINATION AND LIABILITY

     6.1 Term and Termination for Default. The licenses granted to the JV shall continue until terminated as provided in this Agreement. In the event that a Party (the "defaulting Party") shall (a) fail to make any payment hereunder when and as due, or (b) otherwise materially default in its obligations hereunder and fail to remedy such default within thirty (30)days after such default shall have been called to its attention by written notice from the other Party, then, and in any such event, the other Party, at its option, may terminate, upon thirty(30) days written notice, this Agreement and all its obligations and any licenses to the Parties hereunder except as provided in
Section 6.5.

     6.2 Non-Waive . No failure or delay on the part of either Party to exercise any of its rights under this Article for any one or more defaults shall be construed to prejudice its rights in connection with such or any subsequent default.

     6.3 Return of Information Upon Termination Upon termination of this Agreement for any reason, the JV will deliver to ERC all technical information it has received from ERC or derived from the Licensed Technology.

     6.4 Continuing Obligation . If the JV terminates the Agreement and continues to manufacture or sell any NiZn batteries after such termination, the JV shall continue to pay ERC royalty under the terms in this agreement but at
the non-exclusive rate of {     ***      }% unless the technology used for the
manufacture of the NiZn battery is unanimously determined not to belong to ERC's Licensed Technology by the JV and ERC. Notwithstanding the earlier termination of this Agreement, the Parties' obligations under Sections 3.3, 4.2, 5.3, 6.3 and Article VII and for payment of royalties on the Net Sales of NiZn batteries, in the Field and subject to the license agreement under Sections 5. 1 or 5.2, sold before such termination shall survive such termination.

     6.5 Liability and Indemnity. ERC makes no warranties concerning any products developed by the JV. Rather, the JV shall be responsible for all uses it makes of the Licensed Technology, for complying with all laws and regulations, and for any warranties or liabilities to purchasers of its NiZn batteries; and the JV shall indemnify and hold harmless ERC and its affiliates from any claims, suits, losses or liabilities of any kind or nature whatsoever arising from or in connection with the JV's use of the Licensed Technology or sale of NiZn batteries. Under no circumstances will ERC be liable to the JV for any indirect, special or consequential damages, irrespective of the cause.

                           VII. CONFIDENTIAL INFORMATION

     Subject to the exercise by the JV of its rights in the Licensed Technology under Article 11, all written information marked "proprietary" or "confidential" (or if oral, subsequently reduced to a writing so marked and delivered to the receiving party within thirty (30) days of its oral disclosure)which any Party discloses to the other in connection with Agreement whether contained in blueprints, drawings, reports, letters or memoranda, process descriptions, operating procedures or other recorded form, shall be treated as confidential unless (a) such information shall have been in the possession of the receiving Party prior to its receipt from the disclosing Party, (b) such information is or becomes part of the public knowledge or literature through no fault of the receiving Party, or (c) such information shall otherwise become available to the receiving Party from a source other than the disclosing Party, and said source not being in violation of any obligation of secrecy with respect to such information. Information which is so considered to be confidential shall be held by the receiving Party for its sole benefit and used only in accordance with this Agreement. The receiving Party shall use all reasonable efforts to prevent the use of all or any part of such confidential information belonging to the disclosing Party in any other connection, or the transmission thereof to third Parties, unless and until it has first obtained the written consent of the disclosing Party specifically authorizing such use or transmission. The Parties understand that information may be provided which is subject to a confidentiality agreement with a third Party. The Parties agree that such information shall be held in confidence in accordance with the terms of the third Party confidentiality agreement. No Party shall be obligated to divulge third Party confidential information to the other Party.

                                    VIII. NOTICES

     All notices required to be given hereunder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Parties as follows:

     To the JV:        Xiamen Daily-Used Chemicals Co., LTD.
                       722 Xiahe Road,
                       Xiamen, Fujian, P. R. China
                       Attention: Sheng Qi, General Manager
                       Tel: 0592-2074764
                       Fax: 0592-2022193

                       Nan Ya Plastics Corporation
                       201, Tung Hwa N. Road
                       Tiapei, Taiwan
                       Attention: Chang, Chin Lung, Vice President
                       Tel: 886-2-717-8268
                       Fax: 886-2-713-6411

     To ERC:           Energy Research Corporation
                       3 Great Pasture Road
                       Danbury, CT 06813
                       Attention: Jerry D. Leitman, President
                       Tel: (203)-792-1460
                       Fax: (203)-798-2945

cc:                    Ross M. Levine, Manager, Contracts
                        & Assistant Secretary

or such other address as a Party shall by notice request.

                                IX. ENTIRE AGREEMENT

     The terms and provisions herein contained constitute the entire Agreement between the Parties and shall supersede all previous communications, representations, agreements or the Parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same will be binding upon either Party hereto unless in writing; and signed by duly authorized officers or representatives of the respective Parties. This Agreement is written in both the English and Chinese languages, both versions will be equally valid.

                                   X. MISCELLANEOUS

     10.1 Plant Location. The Ni-Zn battery pilot plant and commercial manufacturing facility will be initially located in Xiamen, China. If necessary, the Ni-Zn battery can also be produced in Taiwan.

     10.2 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of new York as they apply to contracts entered into in NewYork by parties residing there, notwithstanding any choice of law principles to the contrary. The IV and JV Principals agree that the state and federal courts of New York shall have jurisdiction over them with respect to all matters arising under or in respect to this Agreement.

     10.3 Legality. The parties each declare that, to the best of their respective knowledge, as of the date first written above, there are no laws or regulations in effect that materially limit or restrict their ability to My Fully their obligations under this Agreement.

     10.4 This Agreement may not be modified or amended except by a writing duly signed by the authorized representatives of both Parties-

     10.5 Effect of Unenforceable Provisions. In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, said provision(s) shall be deemed severed and deleted herefrom and the validity, legality and/or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10.6 Government Information. Nothing in this Agreement shall authorize the disclosure of, or access to, classified or restricted information, material or know-how of the Government of the United States of America to persons not authorized or licensed to disclose or receive such classified or restricted information.

     10.7 Relationship. The relationship of the Parties herein shall be that of independent contractors and nothing herein contained shall be deemed to create any relationship of agency.

     10.8 Assignment. Neither Party may assign this Agreement without the written consent of the other Party, except to a wholly-owned or majority-owned subsidiary of the assigning Party.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in a manner binding upon them by their duly authorized officers as of the date
first above written. This Agreement expires upon completion of {     ***      }
of royalty payments after the first commercial sales.

     The undersigned JV, Xiamen Daily-Used Chemicals Co., LTD. and Nan Ya Plastics Corporation accept their joint and several liability for all the payment and performance obligations of the JV under this Agreement.


THE JV

XIAMEN DAILY-USED CHEMICALS CO., LTD.

By:  /s/ Zhi Yi
   -------------------------------------
Title: President
      ----------------------------------


NAN YA PLASTICS CORPORATION

By:  /s/ Chin Lung Chang
   -------------------------------------
Title:    Vice President
      ----------------------------------

ERC

ENERGY RESEARCH CORPORATION

By:  /s/ Jerry Leitman
   -------------------------------------
Title:  President
      ----------------------------------

                                     APPENDIX A

                        DEFINITION OF NON-EXCLUSIVE LICENSED
                            COUNTRIES IN SOUTHEAST ASIA

The purpose of this Appendix A is to define non-exclusive licensed countries in Southeast Asia agreed by parties through good faith negotiation. The non-exclusive licensed countries in the Southeast Asia are as follows:

(1) Brunei

(2) Myanmar (formerly known as Burma)

(3) Cambodia

(4) Indonesia

(5) Laos

(6) Malaysia

(7) Philippine

(8) Singapore

(9) Thailand

(10) Vietnam

                                     APPENDIX B

                     TEST PROGRAM FOR NI-Zn BATTERY TECHNOLOGY
                           TRANSFER AND LICENSE AGREEMENT

The purpose of this Appendix B is to define agreement for Ni-Zn battery testing conditions reached by parties through good faith negotiation.

The parties agree as follows:

1. The testing will be conducted in parallel by Xiamen and Nan Ya, and testing results from either party have equivalent weight for determining battery performance.

2. One {     ***      } battery module and ten {     ***      } single cells
will be provided to Xiamen and Nan Ya each for testing, respectively.

3. Nan Ya will use it's own facility to conduct the testing in Taiwan, and Xiamen will use ERC's testing facility to conduct the testing in US.

4. Nan Ya and Xiamen will use the same procedures agreed by a parties to conduct the testing.

5. Whether or not the testing results meet the criteria will be unanimously determined by Xiamen and NanYa.

6. If the testing from either parties does not meet the criteria, the testing
will be allowed to repeat, but in no event later than {     ***      } of the
Effective Date of the License
Agreement.

7. The testing parameters, testing conditions, and testing criteria are given in Table I

                                      TABLE 1.
                    TESTING PARAMETERS, CONDITIONS, AND TESTING
                             CRITERIA FOR Ni-Zn BATTERY

------------------------------- ------------------------------- ------------------- ----------------------- ------------------
                                                                   BATTERY FOR             TESTING
         PARAMETERS                    TESTING CONDITIONS            TESTING               CRITERIA              COMMENT
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Specific Energy, Wh/kG          [ *** ] discharge rate          [ *** ] Module      [ *** ]
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Energy Density (Wh/L)           [ *** ] discharge rate          [ *** ] Module      [ *** ]
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Specific Power, W/kg            [ *** ]                         [ *** ] Module      [ *** ]
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Specific Power (regen), W/kg    [ *** ]                         [ *** ] Module      [ *** ]
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Power Density, W/L              [ *** ]                         [ *** ] Module      [ *** ]
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Recharge Time, h                [ *** ]                         [ *** ] Module      [ *** ]
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Fast Recharge Time (40%         [ *** ]                         [ *** ] Module      [ *** ]
   to 80% SOC), min
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Life, Cycles (80% DOD)          [ *** ] discharge rate          [ *** ] Module      [ *** ]                  (1)
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Power and Capacity              [ *** ]                         [ *** ] Module      [ *** ]
 Degradation after 500
  Cycles, % Rated
  Specification
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Continuous Discharge in 1       [ *** ]                         [ *** ] Module      [ *** ]
 h (no failure), % rated
  energy capacity
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Efficiency, %                   [ *** ] discharge rate          [ *** ] Module      [ *** ]
                                [ *** ] charge
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Self-Discharge, Capacity        [ *** ]                         [ *** ] Single Cell [ *** ]
 Degradation % Rated
  Specification
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Maximum Operation               [ *** ]                         [ *** ] Single Cell Capacity Degradation    (2)
 Temperature (Capacity                                                              [ *** ] Rated
   Degradation, % Rated                                                             Specification
------------------------------- ------------------------------- ------------------- ----------------------- ------------------
Minimum Operation               [ *** ]                         [ *** ] Single Cell [ *** ]  Rated          (2),(3)
Temperature (Capacity                                                               Specification
Degradation, % Rated                                                                Capacity Degradation
Specification)                                                                      [ *** ] Rated
                                                                                    Specification
------------------------------- ------------------------------- ------------------- ----------------------- ------------------


                                       COMMENT:

(1)  The discharge of each cycle will be cut-off at {     ***      } ; the
charge level and the charge process of each cycle will be defined in the testing plan agreed by the all parties.

(2)  Minimum and maximum operating temperature tests will be conducted on {
 ***      }  single  cells. The testing will determine the capacity
degradation (% rated specification) of the cell at the specified minimum and maximum operating temperatures. Only discharge capacity will be measured at the specified minimum and maximum operating temperatures. The discharge capacity will be measured after the battery reaches specified temperatures.
The degradation of the discharge capacity at temperatures {     ***      }
is required to be between {     ***      }  and {     ***      }   rated
specification. The degradation of discharge capacity at {     ***      }  is
not allowed to be greater  than {     ***      }  rated specification.

(3)    {     ***      }